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                                                                    EXHIBIT 23.3

                 CONSENT OF INDEPENDENT PETROLEUM ENGINEER

I hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-47917, 333-39471, 333-67810, 333-60470,
333-60466, and 333-108311) and in the Registration Statements on Form S-3 (Nos. 333-53336, 333-44932, 333-34018, and 333-89885) of Patterson-UTI Energy, Inc.
and its subsidiaries of information contained in my summary reserve reports relating to the oil and natural gas reserves as of December 31, 2002, 2001 and 2000, which appears in this Form 10-K/A.


                          /s/ M. BRIAN WALLACE
                         ----------------------
                         M. BRIAN WALLACE, P.E.

Dallas, Texas
December 30, 2003